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                                                                   Exhibit 10.2

                                AMENDMENT NO. 12

                            Dated as of July 22, 1998

         This TWELFTH AMENDMENT between UNITED FOODS, INC., a Delaware corporation (the "Borrower"), and COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B. A., "RABOBANK NEDERLAND", NEW YORK BRANCH (the "Bank").

         PRELIMINARY STATEMENTS. The Borrower and the Bank have entered into a Revolving Credit Agreement dated as of August 20, 1992 (as the same may be amended, supplemented or otherwise modified from time to time, said Revolving Credit Agreement being the "Credit Agreement"; the terms defined in the Credit Agreement being used herein as therein defined). Each of the Borrower and the Bank wishes to amend the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, the Borrower and the Bank hereby agree as follows:

         SECTION 1. Amendment to Credit Agreement. Section 1.01 and 6.09 of the Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended by deleting the date "August 31, 2000" appearing in such Sections and substituting, in lieu thereof, the date "August 31, 2001".

         SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrower.

         SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) The execution, delivery and performance by the Borrower of this Amendment, and the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, or
(ii) law or any contractual restriction binding on or affecting the Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

         (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment or the Credit Agreement, as amended hereby.

         (d) This Amendment and the Credit Agreement, as amended hereby, constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to the effect on such enforceability of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law).

         (e) There is no pending or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the condition, financial or otherwise, or operations of the Borrower.

         (f) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         SECTION 4. Reference to and Effect on the Credit Agreement. (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the


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Revolving Credit Note and the other Revolving Credit Loan Documents to the
Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement and the Revolving Credit Note shall remain in full force and effect and are hereby ratified and confirmed in all respects.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

         SECTION 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel (who may be in-house counsel) for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any conflicts of laws principles thereof).

         SECTION 8. Final Agreement. This Amendment represents the final agreement between you and us as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                  UNITED FOODS, INC.


                                  By:  /s/ Carl W. Gruenewald, II
                                  ----------------------------------------------
                                  Carl W. Gruenewald, II
                                  Title: Sr. Vice President - Finance, Treasurer

                                  COOPERATIEVE CENTRALE
                                  RAIFFEISEN-BOERENLEENBANK
                                  B.A., "RABOBANK NEDERLAND",
                                  NEW YORK BRANCH


                                  By: /s/  W. Jeffrey Vollack
                                  ----------------------------------------------
                                  W. Jeffrey Vollack
                                  Authorized Officer
                                  Senior Credit Officer
                                  Senior Vice President

                                  By: /s/ Hans F. Breukhoven
                                  ----------------------------------------------
                                  Hans F. Breukhoven
                                  Authorized Officer
                                  Vice President